Exhibit 10.8

WESTROCK COFFEE COMPANY

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) by and between Westrock Coffee Company, a Delaware corporation (the “Company”) and the individual named on the acceptance page hereto (“Participant”) is made as of the date set forth on such acceptance page hereto (the “Grant Date”). Reference is made herein to the Westrock Coffee Company 2022 Equity Incentive Plan, as amended, modified or supplemented from time to time (the “Plan”).

WHEREAS, on the terms and subject to the conditions hereof, the Company desires to issue to Participant Restricted Stock Units (as defined in the Plan) in the amount set forth on the acceptance page hereto (the “Award”), as hereinafter set forth.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

2.Incorporation of the Plan. The Award is made pursuant to the Plan, all terms of which are hereby incorporated in this Agreement. In the event of any conflict between the terms of the Plan, on the one hand, and the terms of this Agreement or any other arrangement between you and the Company, on the other hand, the terms of the Plan shall govern. By accepting this Agreement, Participant hereby agrees to be bound by the terms of the Plan and this Agreement.

3.Grant and Vesting. Participant is hereby granted the number of Restricted Stock Units set forth on the signature page hereto. The Restricted Stock Units shall become vested in three equal installments on each of the first three anniversaries of the Grant Date (each such anniversary, a “Vesting Date”), subject to Participant’s continued employment through the applicable Vesting Date. Any unvested Restricted Stock Units that do not become vested on or prior to Participant’s termination of employment with the Company and its Affiliates shall be forfeited, and Participant shall have no further rights with respect thereto, effective as of the date of such termination.

4.Change in Control. Any unvested Restricted Stock Units shall vest in full upon a Change in Control, subject to Participant’s continued employment through the occurrence of such Change in Control.

5.Issuance of Shares. As soon as reasonably practicable following the date a Restricted Stock Unit vests (but in no event later than two and one-half months after the end of the year in which a Restricted Stock Unit vests), the Company shall issue to Participant the number of Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to this Agreement on such date and Participant shall thereafter have all the rights of a stockholder of the Company with respect to such Shares.

6.Dividend Equivalents. If the record date for the payment of cash dividends on Shares occurs between the Grant Date and the date a Restricted Stock Unit is settled for Shares or forfeited pursuant to this Agreement, the Company shall make a cash payment (a “Dividend Equivalent”) to Participant equal to the value of the cash dividend that Participant would have received on the Shares underlying the Restricted Stock Units that are outstanding and not settled as of such record date, which Dividend Equivalent shall be paid as soon as reasonably practicable following the date the corresponding cash dividend is paid to holders of Shares, subject to Participant’s continued employment with the Company and its Affiliates through the date such Dividend Equivalent is paid.

7.Miscellaneous.

7.1Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if transmitted by facsimile (provided receipt is confirmed by telephone), on the date sent or (c) if delivered by an express courier, on the second business day after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

Westrock Coffee Company

100 River Bluff Drive, Suite 210

Little Rock, AR 72202

Attn: Chief Legal Officer

Email: mckinneyb@westrockcoffee.com

Phone: 704-782-3121

If to Participant:

To the most recent address of Participant set forth in the personnel records of the Company.

7.2Restriction on Transfer. The Restricted Stock Units may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by Participant, except as permitted by the Committee or by will or the laws of descent and distribution, in each case in compliance with applicable laws. The Restricted Stock Units shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock Units contrary to the provisions of this Agreement or the Plan shall be null and void and without effect.

7.3Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, the foregoing notwithstanding, this Agreement may be amended by the Company unilaterally, provided that no such unilateral amendment may materially adversely affect Participant, except to the extent provided for or contemplated in the terms of this Agreement.

(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.4Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.5Governing Law. This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof that could result in the application of the laws of any other jurisdiction.

7.6Jurisdiction. Each party irrevocably submits to the jurisdiction of any state or federal court sitting in or for Little Rock, Arkansas for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 7.6. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court sitting in or for Little Rock, Arkansas, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

7.7Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO

THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.

7.8Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Agreement shall become effective as to a particular Participant when such Participant shall have received a counterpart hereof signed by the Company or shall have acknowledged acceptance electronically. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

7.9Entire Agreement. This Agreement, together with (if applicable) any individual services, severance or employment agreement between Participant and the Company or one of its Affiliates, constitutes the entire agreement between the parties with respect to the Award granted hereunder and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such Award.

7.10Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Agreement shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and the word “or” is not exclusive.

7.11Severability. Except as otherwise provided herein, if one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law. Furthermore, a determination in any jurisdiction that this Agreement, in whole or in part, is invalid, illegal or unenforceable shall not in any way affect or impair the validity, legality or enforceability of this Agreement in any other jurisdiction.

7.12Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.13Participant’s Employment with the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any of its Affiliates to continue the employment of Participant in any capacity whatsoever or to prohibit or restrict the Company or any of its Affiliates from terminating the employment of Participant at any time or for any reason whatsoever, with or without Cause.

7.14Withholding Taxes. Participant acknowledges and agrees that the delivery of Shares or Dividend Equivalents pursuant to this Agreement is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 12(d) of the Plan.

7.15Section 409A of the Code. This Agreement is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Agreement be administered in all respects in accordance with Section 409A of the Code. Each payment under the Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may Participant, directly or indirectly, designate the calendar year of any payment to be made under the Award to the extent that it constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Agreement to the contrary, if Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of Participant’s Separation from Service during the six (6)-month period immediately following such Separation from Service shall instead be paid or provided on the first (1st) business day following the date that is six (6) months following Participant’s Separation from Service or any earlier date permitted by Section 409A of the Code. If Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of Participant’s estate within thirty (30) days following the date of Participant’s death.

7.16Further Assurances. Participant agrees to execute all such certificates and other documents and instruments and shall do other acts as the Company reasonably deems appropriate to effectuate and perform the provisions of this Agreement and the transactions hereunder and to comply with the requirements of applicable law, including all agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company or any Subsidiary.

7.17Rights as Stockholder. Until the issuance of the Shares underlying a Restricted Stock Unit (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of Shares shall exist with respect to such Restricted Stock Unit. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 6 or in the Plan.

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